Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (as may be amended, modified, or supplemented from time to time, this “Agreement”) is made and entered into as of June 12, 2024, by and between BeyondSpring Inc., an exempt company with limited liability organized under the laws of the Cayman Islands (the “Company”) and Quanqi Song (the “Purchaser”).
WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form F-3 (File No. 333-257639), including a prospectus, relating to the shares to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented and includes information contained or incorporated by reference in the prospectus filed with the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”), in each case, filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430B of the rules under the Securities Act.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions herein contained, the parties hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1 Closing. The Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, 1,271,187 shares (the “Shares”) of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), at a purchase price of $2.36 per share, for an aggregate purchase price of $3,000,001.32 (the “Purchase Price”).  Upon satisfaction of the conditions set forth in Section 1.2, the closing of the purchase and sale of the Shares (the “Closing Date”) shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on June 12, 2024, or at such other place or on such other date as the parties shall mutually agree. Unless otherwise agreed upon by the Company and the Purchaser, settlement of the Shares shall occur via “Delivery Free of Payment” (i.e., the Purchaser shall make payment for the Shares purchased by it by wire transfer to the Company on the Closing Date, upon confirmation of receipt of the wire, the Company shall issue the Shares registered in the Purchaser’s name and address, which shall be released by the Transfer Agent (as defined herein) directly to the account of the Purchaser).
1.2  Closing Conditions.
(a) As a condition to the Purchaser’s obligation to consummate the transactions contemplated hereby, at the Closing, the Company shall have satisfied or the Purchaser shall waive each of the conditions set forth below or shall deliver or cause to be delivered to the Purchaser the items set forth below, as appropriate:
(i) a copy of this Agreement duly executed by the Company;

(ii) (a) a copy of the irrevocable instructions to Continental Stock Transfer & Trust (the “Transfer Agent”) instructing the Transfer Agent to deliver the Shares, registered in the name of the Purchaser and (b) Company has released the Shares for delivery to the Purchaser;
 (iii) the representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on the date of the Closing;
(iv) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of the Closing shall have been performed or complied with in all material respects; and
(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.
(vi) a copy of the filed notification form listing the Shares on the Nasdaq Stock Market.
(vii) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).
(viii) there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof.
(ix) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the SEC or the NASDAQ Stock Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, makes it impracticable or inadvisable to purchase the Shares at the Closing.
(b) As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, the Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:
(i) a copy of this Agreement duly executed by the Purchaser;

(ii) the Purchase Price is paid by wire transfer of immediately available funds to the account of the Company set forth below:
Bank: China Merchants Bank, New York Branch
Swift Code: CMBCUS33
Beneficiary Name: BeyondSpring Inc.
Beneficiary Account Number: 1016130015
Fedwire ABA: 026014559
(iii) the representations and warranties made by the Purchaser herein shall be true and correct in all material respects on the date hereof and on the date of the Closing;
(iv) the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or before the Closing; and
(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1 Representations and Warranties of the Company. Except as set forth in the Company’s filings under the Securities Exchange Act of 1934, as amended, the Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to the Purchaser:
(a) The Company has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.
(b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.
(c) Assuming the accuracy of the representations made by the Purchaser in Section 2.2 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings which have been made or will be made in a timely manner.

(d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under the provisions of its organizational documents, or any instrument, judgment, order, writ, decree, contract or agreement of the Company or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company; except in each case as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(e) The Registration Statement relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder; (ii) been filed with the SEC under the Securities Act; (iii) become effective under the Securities Act and (iv) no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC.
(f) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed, and the Prospectus Supplement will conform, in all material respects when filed with the SEC pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Registration Statement conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, as applicable, and the rules and regulations thereunder.
(g) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated by reference in the Registration Statement did not, and any further documents filed and incorporated by reference therein will not, as of the respective filing dates of each document, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(h) The Prospectus does not, and the Prospectus Supplement will not, in each case, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i) The Company and each of its subsidiaries have been duly organized, are validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing (where such concept is applicable) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(j) The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Prospectus and the Prospectus Supplement, will be issued in compliance with U.S. federal and state securities laws, and will be free of statutory and contractual preemptive rights, rights of first refusal and any other similar rights of any share holder.
(k) Marcum LLP and Ernst & Young Hua Ming LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus and the Prospectus Supplement or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.
(l) Neither the Company nor any of its subsidiaries is, and as of the Closing Date and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Prospectus Supplement, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
(m)  No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions hereby. To the knowledge of the Company, the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated hereby.
2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:
(a) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.
(b) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c) The Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.  Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
(d) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
(e) From and after the date the Purchaser received any information about the sale of Shares to be sold pursuant to this Agreement, the Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the Company. The Purchaser covenants that it will not, nor will it authorize or permit any person acting on its behalf to, engage in any such transactions until the expiration of the Lock-Up Period (as defined below).
ARTICLE III
MISCELLANEOUS

3.1 Lock-Up. For a period commencing on the date hereof and ending on the sixtieth (60th) day after the date hereof (the “Lock-Up Period”), the Purchaser agrees not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares or securities convertible into or exercisable or exchangeable for Shares or sell or grant options, rights or warrants with respect to any Shares or securities convertible into or exchangeable for Shares, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Shares or other securities, in cash or otherwise, or (C) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Company.

3.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them.  No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement.

3.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the Company and the Purchaser signature pages attached hereto, as applicable. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s Ordinary Shares are traded on the Nasdaq Stock Market, or, if the Company’s Ordinary Shares are not eligible for trading on the Nasdaq Stock Market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.5 Amendments and Waivers. No provision of this Agreement may be amended, terminated or waived except by a written instrument referring specifically to this Agreement and signed by all parties hereto or their authorized representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

 3.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

3.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

3.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.12   Termination.  This Agreement may be terminated by either party by written notice to the other party, if the Closing has not been consummated on or before June 21, 2024.

3.13    Waiver of Jury Trial.   The Company and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

3.14 Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
*     *     *     *     *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

BeyondSpring Inc.

By:	/s/ Lan Huang

Name:	Lan Huang
Title:	CEO

Address for Notice:
BeyondSpring Inc.
100 Campus Drive, West Side, 4th Floor, Suite 410
Florham Park, New Jersey 07932
Tel: +1 (646) 305-6387
Attention: Lan Huang, CEO

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

By:	/s/ Quanqi Song

Name:	Quanqi Song

Address for Notice:

Flat A,59/F, Tower 1, Grand Promenade
38 Tai Hong St, Hong Kong, China
Email: Songquanqi@126.com

[Signature Page to Securities Purchase Agreement]